Exhibit 4.5

FORM OF
FIRST AMENDMENT TO DEPOSIT AGREEMENT
THIS FIRST AMENDMENT TO DEPOSIT AGREEMENT (the "Amendment"), dated as of [_____________], 2019, by and among (i) Chemical Financial Corporation, a Michigan corporation ("Chemical"), (ii) TCF Financial Corporation, a Delaware corporation ("TCF"), and (iii) COMPUTERSHARE INC., a Delaware corporation ("Computershare"), and its wholly owned subsidiary, COMPUTERSHARE TRUST COMPANY, N.A., a federally chartered national association (the "Trust Company"), jointly as Depositary (the "Depositary").
W I T N E S S E T H :
WHEREAS, TCF and the Depositary entered into a Deposit Agreement, dated as of September 14, 2017 (the "Original Agreement"). Capitalized terms used but not defined in this Amendment shall have the meaning(s) ascribed thereto in the Original Agreement; and
WHEREAS, pursuant to the terms of the Original Agreement, TCF deposited 7,000 shares of its 5.70% Series C Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, with a liquidation preference of $25,000 per share (the "Old Preferred Stock") with the Depositary and issued receipts each representing 1/1,000th fractional interest in a share of Old Preferred Stock (collectively, the "Old Receipts"); and
WHEREAS, on January 27, 2019, Chemical and TCF entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which TCF will merge with and into Chemical, with Chemical continuing as the surviving entity (the "Merger"); and
WHEREAS, pursuant to the Merger Agreement, at the effective time of the Merger at 12:01 AM Eastern Time on August 1, 2019 (the "Effective Time"), (i) each outstanding share of TCF’s Old Preferred Stock, will be converted and exchanged into the right to receive, without interest, one share of Chemical’s newly created 5.70% Series C Non-Cumulative Perpetual Preferred Stock, no par value per share, with a liquidation preference of $25,000 per share (the "New Preferred Stock"), and (ii) Chemical will change its name to "TCF Financial Corporation"; and
WHEREAS, Section 4.6 of the Deposit Agreement provides that upon any merger of the Corporation, the Corporation may make certain adjustments and treat any securities received by the Depositary in exchange for or upon conversion of or in respect of the Series C Preferred Stock as new deposited securities so received in exchange for or upon conversion or in respect of such Series C Preferred Stock; and
WHEREAS, pursuant to Section 6.1 of the Original Agreement, TCF and the Depositary wish to amend the Original Agreement.
NOW, THEREFORE, in consideration of the premises, the parties hereto agree at the Effective Time as follows:

1.
Assumption of Obligations; Succession. As successor-in-interest to TCF pursuant to the Merger, Chemical hereby agrees, as of the Effective Time, to (a) succeed to, be substituted for, and assume all of the rights and duties and the performance and observance of all obligations and covenants to be performed or observed under the Original Agreement, as hereby amended, and (b) be substituted for, and may exercise every right and power of, TCF under the Original Agreement, as hereby amended, with the same effect as if Chemical had been named as the "Corporation" therein.

2.	Amendments to the Original Agreement.

a.
From and after the Effective Time, all references in the Original Agreement to (i) the term "Corporation" shall mean Chemical Financial Corporation, a Michigan corporation (which then shall be known as TCF Financial Corporation, a Michigan corporation, following its name change as described in the fourth recital of this Amendment), (ii) the term "Certificate of Designations" shall mean the relevant Certificate of Designations filed with the Michigan Department of Licensing and Regulatory Affairs establishing Chemical’s 5.70% Series C Non-Cumulative Perpetual Preferred Stock, no par value per share, with a liquidation preference of $25,000 per share, (iii) the term "Deposit Agreement" shall mean the Original Deposit Agreement, as amended by this Amendment, and (iv) the term "Series C Preferred Stock" shall mean Chemical’s 5.70% Series C Non-Cumulative Perpetual Preferred Stock, no par value per share, with a liquidation preference of $25,000 per share.

b.
Pursuant to Section 4.6 of the Original Agreement, following the Effective Time, the Old Receipts shall be exchanged for and replaced with new receipts substantially in the form attached hereto as Exhibit A (the "New Receipts") as provided in Section 3(b) of this Amendment, which New Receipts shall represent 1/1,000th fractional interest in a share of the New Preferred Stock, with such adjustments as to future transactions, if any, as provided in the Original Agreement, as amended by this Amendment.

c.	The first paragraph of Section 7.4 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

"Any and all notices to be given to the Corporation hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, facsimile transmission or electronic mail, confirmed by letter, addressed to the Corporation at
TCF Financial Corporation
333 W. Fort Street, Suite 1800
Detroit, Michigan
Attention: General Counsel/Secretary
Facsimile No: (952) 475-7975
Email: investor@tcfbank.com

or any other addresses of which the Corporation shall have notified the Depositary in writing."

d.	Exhibit A of the Original Agreement is hereby deleted in its entirety and replaced by a new Exhibit A in the form of Exhibit A to this Amendment.

e.	Exhibit B of the Original Agreement is hereby deleted in its entirety and replaced by a new Exhibit B in the form of Exhibit B to this Amendment.

3.	Direction to Depositary.

a.
Upon receipt of 7,000 uncertificated shares of the New Preferred Stock via direct registration, the Depositary is hereby authorized and directed (a) as Transfer Agent and Registrar, to register same in the name of Computershare Inc. and Computershare Trust Company, N.A., jointly as Depositary, (b) deposit the New Preferred Stock pursuant to Section 2.2 of the Original Agreement in exchange for the Old Preferred Stock, (c) deliver the Old Preferred Stock to Chemical, and (d) take all other action necessary or advisable in connection with the foregoing.

b.
Upon receipt of the Officer’s Certificate dated as of the date hereof and all other information required pursuant to Section 2.2 of the Original Agreement, the Depositary is hereby authorized and directed to (a) execute the Global Registered Receipt evidencing the New Receipt and deliver the same to The Depositary Trust Company in exchange for the Old Receipt, (b) cancel the Old Receipt pursuant to Section 2.7, and (c) take all other action necessary or advisable in connection with the foregoing.

4.
Effectiveness. Upon the execution and delivery of a counterpart hereof by each of the parties hereto, this Amendment shall become effective at the Effective Time. Except as expressly modified herein, the Original Agreement shall continue to be and shall remain, in full force and effect and the valid and binding obligation of the parties thereto (after giving effect to the Merger) in accordance with its terms.

5.
Termination of Merger Agreement. If for any reason the Merger Agreement is terminated in accordance with its terms, then this Amendment shall automatically terminate and be of no further force and effect and the Original Agreement shall remain the same as it existed immediately prior to execution of this Amendment, without prejudice to any action taken prior to such termination in compliance with the Original Agreement as amended hereby. TCF will provide the Depositary with prompt written notice if the Merger Agreement is terminated.

6.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

7.
Counterparts. This Amendment may be executed in one or more counterparts (and such counterparts may be delivered in electronic format), and all those counterparts together shall constitute one original document.

8.
Severability. If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be effected, impaired or invalidated.

9.	Amendment. This Amendment may not be amended or modified except in the manner specified for an amendment of or modification to the Original Agreement, as amended by this Amendment.

10.
Descriptive Headings. Descriptive headings of the several sections of this Amendment are inserted for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, hereunto duly agreed and authorized, as of the Effective Time.

CHEMICAL FINANCIAL CORPORATION, a Michigan Corporation
By: ____________________________
Name: ____________________________
Title: ____________________________

TCF FINANCIAL CORPORATION, a Delaware Corporation
By: ____________________________
Name: ____________________________
Title: ____________________________

COMPUTERSHARE INC. and COMPUTERSHARE TRUST COMPANY, N.A., acting jointly
By: ____________________________
Name: ____________________________
Title: ____________________________

EXHIBIT A
FORM OF GLOBAL RECEIPT
Unless this receipt is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to TCF Financial Corporation, a Michigan corporation, or its agent for registration of transfer, exchange, or payment, and any receipt issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.
DEPOSITARY SHARES
[     ]
DEPOSITARY RECEIPT FOR DEPOSITARY SHARES EACH REPRESENTING 1/1,000TH OF ONE SHARE OF 5.70% SERIES C NON-CUMULATIVE PERPETUAL PREFERRED STOCK
OF
TCF FINANCIAL CORPORATION
INCORPORATED UNDER THE LAWS OF THE STATE OF MICHIGAN
CUSIP: 872307202
SEE REVERSE FOR CERTAIN DEFINITIONS
Dividend Payment Dates: Beginning September 1, 2019, each March 1, June 1, September 1 and December 1.
COMPUTERSHARE TRUST COMPANY, N.A. and COMPUTERSHARE INC., acting jointly as Depositary (the "Depositary"), hereby certify that Cede & Co. is the registered owner of [___________] DEPOSITARY SHARES ("Depositary Shares"), each Depositary Share representing 1/1,000th of one share of 5.70% Series C Non-Cumulative Perpetual Preferred Stock, no par value per share, liquidation preference $25,000 per share, (the "Stock"), of TCF Financial Corporation, a Michigan corporation (the "Corporation"), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of September 14, 2017 (the "Deposit Agreement"), among the Corporation, as successor by merger to TCF Financial Corporation, a Delaware corporation, the Depositary and the holders from time to time of the Depositary Receipts. By accepting this Depositary Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized officer and, a Registrar for the Receipts (other than the Depositary) shall have been appointed, countersigned by such Registrar by the manual or facsimile signature of a duly authorized officer thereof.

Dated:
COMPUTERSHARE TRUST COMPANY, N.A., and
COMPUTERSHARE INC., acting jointly as Depositary
By:
Authorized Officer

FORM OF REVERSE OF RECEIPT
TCF FINANCIAL CORPORATION
TCF FINANCIAL CORPORATION, A MICHIGAN CORPORATION (THE "CORPORATION") WILL FURNISH WITHOUT CHARGE TO EACH REGISTERED HOLDER OF RECEIPT WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OR SUMMARY OF THE CERTIFICATE OF DESIGNATIONS ESTABLISHING THE SERIES C NON-CUMULATIVE PERPETUAL PREFERRED STOCK OF THE CORPORATION. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE OF THIS RECEIPT.
_____________________________
The Corporation will furnish without charge to each registered holder of receipts who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or to the Registrar.
EXPLANATION OF ABBREVIATIONS
The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below may be used.

Abbreviation	Equivalent Phrase	Abbreviation	Equivalent Phrase
JT TEN	As joint tenants, with right of survivorship and not as tenants in common	TEN BY ENT	As tenants by the entireties
TEN IN COM	As tenants in common	UNIF GIFT MIN ACT	Uniform Gifts to Minors Act

Abbreviation	Equivalent Word	Abbreviation	Equivalent Word	Abbreviation	Equivalent Word
ADM	Administrator(s), Administratrix	EX	Executor(s), Executrix	PAR	Paragraph
AGMT	Agreement	FBO	For the benefit of	PL	Public Law
ART	Article	FDN	Foundation	TR	(As) trustee(s), for, of
CH	Chapter	GDN	Guardian(s)	U	Under
CUST	Custodian for	GDNSHP	Guardianship	UA	Under agreement
DEC	Declaration	MIN	Minor(s)	UW	Under will of, Of will of, Under last will & testament
EST	Estate, of Estate of

For value received, ________________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE
Depositary Shares represented by the within Receipt, and do(es) hereby irrevocably constitute and appoint __________________________ Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.
Dated:
NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatsoever.
SIGNATURE GUARANTEED
NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations, and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

EXHIBIT B
FORM OF OFFICER’S CERTIFICATE
I, [insert name], [insert title] of Chemical Financial Corporation (the "Corporation"), hereby certify that pursuant to the terms of the Certificate of Designations filed with the Michigan Department of Licensing and Regulatory Affairs on July 31, 2019 and effective August 1, 2019 (the "Certificate of Designations"), and pursuant to resolutions of the Board of Directors of the Corporation (the "Board") adopted at a meeting of the Board on January 27, 2019, the Corporation has established the 5.70 Series C Non-Cumulative Perpetual Preferred Stock (the "Series C Preferred Stock") which the Corporation desires to deposit with the Depositary for the purposes of being subject to the terms and conditions of the Deposit Agreement, dated as of September 14, 2017, by and among the Corporation (as successor in interest to TCF Financial Corporation), on the one hand, and Computershare Trust Company, N.A. and Computershare Inc., jointly as Depositary, on the other hand, as amended by the First Amendment to Deposit Agreement, dated as of July 31, 2019, by and among the Corporation, TCF Financial Corporation and the Depositary (as so amended, the "Deposit Agreement"). In connection therewith, the Board or a duly authorized committee thereof has authorized the terms and conditions with respect to the Series C Preferred Stock as described in the Certificate of Designations attached as Annex A hereto. Any terms of the Series C Preferred Stock that are not so described in the Certificate of Designations and any terms of the Receipts representing such Series C Preferred Stock that are not described in the Deposit Agreement are described below:
Aggregate Number of shares of Series C Preferred Stock issued on the day hereof:
CUSIP Number for Receipts:
Denomination of Depositary Share per share of Series C Preferred Stock (if different than 1/1000th of a share of Series C Preferred Stock):
Redemption Provisions (if different than as set forth in the Deposit Agreement):
Name of Global Receipt Depositary: The Depository Trust Company
Name of Registrar with Respect to the Receipts (if other than Computershare Trust Company, N.A.):
Name of Registrar, Dividend Disbursing Agent, and Redemption Agent with Respect to the Series C Preferred Stock (if other than Computershare Trust Company, N.A.):
Special terms and conditions:
Closing date:
All capitalized terms used but not defined herein shall have such meaning as ascribed thereto in the Deposit Agreement.
Date: [_________], 2019.
By:
Name:
Title:

Annex A
Certificate of Designations